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                                                                       EXHIBIT 5


               OPINION OF AKIN, GUMP, STRAUSS, HAUER & FELD L.L.P.

                    AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.
                             1500 NATIONSBANK PLAZA
                               300 CONVENT STREET
                            SAN ANTONIO, TEXAS 78205
                                 (210) 281-7000

                                October 19, 2000

Clear Channel Communications, Inc.
200 East Basse Road
San Antonio, Texas  78209

Gentlemen:

         We have acted as counsel to Clear Channel Communications, Inc. (the "Company") in connection with the preparation for filing with the Securities and Exchange Commission of a registration statement on Form S-4 (the "Registration Statement") under the Securities Act of 1933, as amended. The Registration Statement relates to E650,000,000 aggregate principal amount of the Company's 6.50% Notes due 2005 (the "Notes"), to be issued upon consummation of the exchange offer referred to in the Registration Statement (the "Exchange Offer"). The Notes will be issued as a single series pursuant to an Indenture filed as
Exhibit 4.3 to the Registration Statement (the "Indenture"), and as supplemented by the Seventh Supplemental Indenture filed as Exhibit 4.10 to the Registration Statement (the "Supplemental Indenture") among the Company and The Bank of New York (the "Trustee").

         The law covered by the opinions expressed herein is limited solely to the Federal laws of the United States and the laws of the State of Texas. This firm is a registered limited liability partnership organized under the laws of the State of Texas.

         We have examined such corporate records, documents, instruments and certificates of the Company and have received such representations from the officers and directors of the Company and have reviewed such questions of law as we have deemed necessary, relevant or appropriate to enable us to render the opinion expressed herein. In such examination, we have assumed the genuineness of all signatures and the authenticity of all documents, instruments, records and certificates submitted to us as originals.

         When the Notes have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Indenture and the Supplemental Indenture, and upon the terms of the Exchange Offer set forth in the Registration Statement, the Notes will be legally issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as such enforcement is subject to any applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other law relating to or affecting creditors' rights and remedies generally and general principles of equity.


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         In connection with the opinions expressed above, we have assumed that, at or prior to the time of the delivery of the Notes, (i) the Board of Directors shall have duly established the terms of the Notes and duly authorized their issuance and such authorization shall not have been modified or rescinded, (ii) the Registration Statement shall have been declared effective and such effectiveness shall not have been terminated or rescinded, (iii) there shall not have occurred any change in law affecting the validity, legally binding character or enforceability of the Notes, and (iv) that the issuance and delivery of the Notes, all of the terms of the Notes and the performance by the Company of its obligations under the Notes will comply with all applicable law and with each requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and will not result in a default under or a breach of any agreement or instrument then binding upon the Company. We have further assumed that (a) the Indenture as supplemented by the Supplemental Indenture, has been duly authorized, executed and delivered by the Trustee, (b) the Notes will conform to the specimens thereof examined by us, and (c) the Trustee's certificate of authentication of the Exchange Notes will be manually signed by one of the Trustee's authorized officers.

         We consent to the filing of this opinion as Exhibit 5 to the Registration Statement and to the statements made with respect to us under the caption "Legal Matters" in the prospectus included as part of the Registration Statement.


                                Very truly yours,

                                /s/ AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.

                                AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.